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                              [Letterhead of IBDO]

                                                                  March 27, 2000

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105
U.S.A.

Gentlemen,

Re: Paradise Industries Ltd.
    Consent of independent public accountants

As independent public accountants of Paradise Industries Ltd., we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 55137

                                                         Sincerely,


                                                    /s/ Shlomo Ziv & Co.
                                                      Shlomo Ziv & Co.
                                             Certified Public Accountants (Isr.)